Exhibit 24

POWER OF ATTORNEY
                KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the sale of additional shares of the Corporation’s Common Stock;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Jonathan P. Klug, Richard G. Lindner, John J. Stephens, Wayne Watts, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

March 24, 2011 Date	/s/ Randall L. Stephenson Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President
March 25, 2011 Date	/s/ Gilbert F. Amelio Gilbert F. Amelio Director
March 25, 2011 Date	/s/ Reuben V. Anderson Reuben V. Anderson Director
March 25, 2011 Date	/s/ James H. Blanchard James H. Blanchard Director
March 25, 2011 Date	/s/ Jaime Chico Pardo Jaime Chico Pardo Director
March 25, 2011 Date	/s/ James P. Kelly James P. Kelly Director
March 25, 2011 Date	/s/ Jon C. Madonna Jon C. Madonna Director
March 25, 2011 Date	/s/ Lynn M. Martin Lynn M. Martin Director
March 25, 2011 Date	/s/ John B. McCoy John B. McCoy Director
March 25, 2011 Date	/s/ Matthew K. Rose Matthew K. Rose Director
March 25, 2011 Date	/s/ Laura D’Andrea Tyson Laura D’Andrea Tyson Director
March 25, 2011 Date	/s/ Patricia P. Upton Patricia P. Upton Director